Exhibit 99.1

Atlantic Coast Federal Corporation Names G. Thomas Frankland Interim President and Chief Executive Officer

WAYCROSS, Ga.--(BUSINESS WIRE)--October 29, 2010--Atlantic Coast Federal Corporation (NASDAQ:ACFC), the holding company for Atlantic Coast Bank, today announced that its Board of Directors has named G. Thomas Frankland Interim President and Chief Executive Officer. He also has been appointed Vice-Chairman of Atlantic Coast Bank. As a result of his appointment, Frankland will no longer serve on the Company's Audit and Compensation Committees, but remains a member of its Risk Committee.

Frankland succeeds Robert J. Larison, Jr., who becomes Chief Operating Officer of Atlantic Coast Federal Corporation and remains President and Chief Executive Officer of Atlantic Coast Bank. He will now focus fully on the Bank's operations. Frankland will concentrate his efforts on the holding company's increased activities, including its capital raise in connection with the second-step conversion from a mutual holding company to a stock holding company and executing Atlantic Coast's growth strategy. A Search Committee, headed by Atlantic Coast Federal Corporation's Executive Chairman Jay Sidhu, has been appointed to identify and retain a permanent President and Chief Executive Officer. The goal is to complete this search within six months and Frankland will be considered as a candidate for the permanent position.

"We are delighted that Tom has accepted the Board's offer to assume the position of Interim President and Chief Executive Officer for Atlantic Coast Federal Corporation," said Jay Sidhu. "With 40 years of experience in the financial services industry, including association as a partner with PricewaterhouseCoopers, Chief Operating Officer of CNB Florida Bancshares and Mercantile Bank, and past Chairman and current member of the Executive Committee of Springboard Capital LLC (an early stage venture capital fund), Tom brings a broad skill set to this position. His experiences, including capital markets, mergers and acquisitions, and strategy execution, will be invaluable to us as we execute on our expansion plans following the completion of our second-step offering. These management changes also enable Bob to focus his energy on developing all operations of the Bank, including our core retail banking business and the expansion of small business lending and mortgage banking."

Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings association organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. Today, Atlantic Coast Bank is a community-oriented financial institution serving southeastern Georgia and northeastern Florida through 12 locations, including a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to the securities to be offered in the second step offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Atlantic Coast Federal Corporation has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Atlantic Coast Federal Corporation are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation are available free of charge from the Corporate Secretary of Atlantic Coast Federal Corporation at 505 Haines Avenue, Waycross, Georgia 31501, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Atlantic Coast Federal Corporation are participants in the solicitation of proxies in favor of the conversion from the stockholders of Atlantic Coast Federal Corporation. Information about the directors and executive officers of Atlantic Coast Federal Corporation is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

CONTACT:
Corporate Communications, Inc.
Patrick J. Watson, 615-254-3376